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                                                                    EXHIBIT 10.9

                SECOND LEASE MODIFICATION AND EXTENSION AGREEMENT

      THIS SECOND LEASE MODIFICATION AND EXTENSION AGREEMENT is made and entered into this 12th day of April, 2004, by and between AMB PROPERTY, L.P., a Delaware limited partnership (hereinafter referred to as "Lessor"), and MEDWAVE, INC., a Minnesota corporation (hereinafter referred to as "Lessee").

WITNESSETH:

      WHEREAS, Lessor and Lessee have entered into a lease agreement dated the 10th day of April, 1997, (hereinafter referred to as "Lease"), and the Lease was amended on November 30, 1999, and on March 29, 2002, wherein Lessor leased to Lessee and Lessee rented from Lessor 4382 Round Lake Road West ("Premises") consisting of approximately 5,964 square feet of net rentable area in the Building commonly known as Round Lake Business Center;

WHEREAS, the Term of the Lease as set forth in the Lease was to expire May 31, 2004; and

      WHEREAS, at the special insistence and request of Lessee, Lessor has agreed to extend the Term of the Lease, and make such other amendments to the Lease as provided below.

      NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lease shall be amended as follows:

      1. Recitals. The above recitals shall constitute an integral pact of this Amendment.

      2. Capitalized Terms. Capitalized terms set forth in this Amendment shall have the same meaning as in the Lease, unless specifically modified and amended herein.

      3. Term of Lease. The Term of the Lease shall be extended for an additional three (3) years commencing June 1, 2004, and terminating May 31, 2007, unless earlier terminated, as provided in the Lease (the "Extended Term").

      4. Monthly Base Rent. During the Extended Term, Lessee shall pay to Lessor as Monthly Base Rent on or before the fret day of each month per the terms and conditions set forth in the Lease as follows:

            (a) June 1, 2004, through May 31, 2005: Two Thousand Eight Hundred Fifty-Seven and 75/100 Dollars ($2,857.75).

            (b) June 1, 2005, through May 31, 2006: Two Thousand Nine Hundred Thirty-Two and 30/100 Dollars ($2,932.30).

            (c) June 1, 2006, through May 31, 2007: Two Thousand Nine Hundred Seventy-Two and 06/100 Dollars ($2,972.06).

      5. Tenant Improvements: Lessor shall, at Lessor's expense, replace one HVAC unit on the westerly portion of the Premises. The work will be performed during regular business hours.

      6. Notices. All bills, statements or notices of communications which Lessor may desire or be required to give to Lessee shall be deemed sufficiently given or rendered if in writing and either delivered to Lessee personally or sent by registered or certified mail addressed to Lessee at the Demised Premises, and at the time of the rendition thereof of such notice or communication shall be deemed to be the time when the same is delivered to Lessee or deposited in the mail as herein

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provided. Any notice by Lessee or Lessor must be served by registered or certified mail addressed to Lessor at the following address:

AMB Property, L.P.                           WITH A COPY TO:
c/o CB Richard Ellis, Inc.                   AMB Property Corporation
770 Minnesota Center                         Asset Manager - Minneapolis
7760 France Avenue South                     60 State Street, Suite 3700
Minneapolis, MN  55435-5852                  Boston, MA  02109

      7. Headings. Paragraph headings used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

      8. Construction. This Amendment shall be construed under the laws of the State of Minnesota. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law. If any term or provision of this Amendment shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term or provision of this Amendment shall be valid and be enforced to the fullest extent permitted by law.

      9. Survival of Other Terms and Conditions. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect, and nothing herein shall be construed to relieve either Lessor or Lessee of any obligations as set forth herein.

      10. Entire Agreement. This Least Modification and Extension Agreement, the Lease and Exhibits thereto set forth all covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Leased Premises. No representations, warranties, undertakings or promises, whether oral, implicated, written or otherwise, have been made by either party hereto to the other unless expressly stated in this Lease Modification and Extension Agreement or unless mutually agreed to in writing between the parties hereto after the date hereof, and neither party has relied upon any verbal representations, agreements, or understandings not expressly set forth herein. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them. All other tears and conditions as stated in the Lease remain in full force and effect.

      11. Option Rights. Any option rights which may have existed under the terms of the Lease shall terminate as of the date of the execution of this Amendment.

      12. Submission of Amendment. The submission of this Amendment to Lease Agreement for examination does not constitute a reservation of or option for the Leased Premises, and this Amendment shall become effectively only upon execution and delivery thereof by Lessor and Lessee.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LESSEE:                                    LESSOR:

Medwave, Inc.,                             AMB PROPERTY, L.P.,
a Minnesota corporation                    a Delaware limited partnership

                                           By: AMB Property Corporation
                                               a Maryland corporation
                                               Its general partner

By: _________________________________      By: _________________________________

Its: ________________________________      Its:_________________________________

Medwave
Attn:  Tim O'Malley
435 Newbury Street, Suite 206
Danvers, MA  01923

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